Exhibit 99.1

Educate, Inc. Announces Second Quarter 2006 Profits

-Provides Update on Business Transition

BALTIMORE, July 27 /PRNewswire-FirstCall/ — Educate, Inc. (NASDAQ: EEEE), a leading pre-K-12 education company delivering supplemental education services and products to students and their families, today reported financial results for the quarter and year-to-date periods ended June 30, 2006.

Highlights for the Quarter Ended June 30, 2006:

•	Revenues increased 11% to $102.5 million.

•	Online tutoring delivered through Sylvan Online and NCLB Online increased to over 129,000 sessions from 31,000 in 2005.

•	Continued focus on integration of Sylvan Learning acquired territories and hiring/training center management team.

•	Introduction of new Hooked on Phonics learning programs including Hooked on Spanish, Super Activity Kits, workbooks, and the first Sylvan branded product – Sylvan School Success.

•	Acquired Emmy-Award winning Reading Rainbow production rights and program library.

Highlights for the Six-Month Period Ended June 30, 2006:

•	Revenues increased 12% to $195.4 million.

•	Sylvan Learning network grew by 12 territories and 15 centers.

•	Online tutoring sessions delivered through Sylvan Online and NCLB Online increased to over 229,000 from 51,000 in 2005.

•	Focus on improving Sylvan Learning marketing, inquiry conversion and integration of acquired territories.

•	Introduction of new Hooked on Phonics learning programs.

Operating Overview

“While several leading indicators have turned positive for the business, we have continued to experience challenges in our company-owned centers. Late quarter improvements in marketing in the Learning Center business and continued improvements in conversions provide visibility into restored growth for the overall Learning Center business. However, company-owned center performance remains soft,” stated Chris Hoehn-Saric, Educate, Inc. Chairman and Chief Executive Officer. “Overall positives in our franchise business, our products business and our school business indicate strengthening of the company’s numbers. We remain optimistic about our opportunities and growth potential for 2007 and beyond.”

Financial Overview:

Revenues from continuing operations for the second quarter were $102.5 million, an increase of 11% over the 2005 period. Revenue increases were driven by a greater number of company-owned territories resulting from 2005 acquisitions and the opening of new Sylvan Learning locations combined with expanded Online sessions and growth in Catapult Learning. Operating income from continuing operations declined in the period due to: lower operating margins experienced in company-owned centers, expenses related to the development of new service offerings to address market opportunities in premium tutoring and homework support, additional costs in the development of infrastructure for product creation, introduction and distribution of Hooked on Phonics products and additional sales and contract service costs in Catapult.

Learning Center segment revenues increased 12% to $75.9 million for the second quarter of 2006. This revenue growth was driven by the addition of 32 company-owned territories over the past year through acquisitions and openings combined with expansion of Online service delivered through Sylvan Online and NCLB Online. Same territory revenues increased 3% due to increased Online sessions which offset reductions in student length of stay in the company-owned learning centers. Product sales declined from the prior year due to fewer new franchise learning program introductions in 2006 and delays in Hooked on Phonics sales due primarily to shifts in retailer orders in conjunction with the introduction of a wide array of new Hooked on Phonics products in the second half of 2006.

Learning Center operating expenses increased over the prior year due to a number of factors including the costs related to operating company-owned centers and delivering online services, costs associated with hiring and training new center management personnel which delayed the integration process, expenses related to beginning operations in newly opened centers, expenses related to researching and developing premium and homework support tutoring programs for the Sylvan Learning network. Additional product related expenses were also incurred to develop an expanded set of Hooked on Phonics programs and to create an operating infrastructure to develop, produce and distribute new product offerings to an expanded distribution channel. The result of these additional expenses has been reduced operating profits and operating margins during this transition period in 2006.

Catapult Learning revenues increased by 6% over the prior year, driven by additional public and non-public school contracts which offset the loss of revenues from closed Gulf Coast schools. Additional business development expenses and start-up costs for new contracts resulted in lower Catapult operating margins for the period. Discussions continue to progress on the sale of our discontinued Education Station business which delivers site-based NCLB services. Completion of the sale of the Education Station business is expected prior to the 2006-2007 school year enrollment period.

Corporate expenses increased in response to requirements to support revenue expansion and business line development. Non-operating expenses reflected increased borrowings under the Company’s credit facility as well as increases in variable interest rates.

Year to date operating results have been restricted by the same business trends evidenced in the second quarter performance. Revenue growth was driven primarily by expansion of the company-owned territories and growth of Online sessions. Operating expenses increased over the prior year due to additional expenses of supporting company-owned operations and delivery of Online sessions. Delays in integration of additional company-owned territories, such as hiring and training center management, combined with the learning curve of efficient sales and operations resulted in increased operating costs and lower margins in the company-owned territories in comparison to the prior year. Product sales revenues declined due to fewer new franchise programs and customer order patterns which shifted delivery dates to the back half of 2006. Hooked on Phonics expenses have increased in 2006 as additional infrastructure has been added to focus on product development, manufacturing and supply chain management. Catapult has demonstrated revenue growth in 2006 even after absorbing the loss of New Orleans contracts due to hurricane related school closings. Additional marketing and operational expenses on the new Catapult contracts have caused margins to decline.

Full Year 2006 Outlook:

The operating challenges of the first half of 2006 will continue to impact financial performance in the second half of 2006. Despite these challenges, management expects second half EPS to exceed 2005 results. Full year EPS will be down from 2005 levels due to territory integration expenses and the costs of business transformation in the first half of 2006. Management believes the benefits of the current business changes will result in significant earnings growth in 2007 and beyond.

Educate management will host a conference call to review these results and the business strategy for future growth at 10:00 AM (EST) today, July 27, 2006. Interested parties may listen to the webcast by accessing www.educate-inc.com and clicking on Investor Relations on the Internet or by dialing 1-877-502-9274 (International 1-913-981-5584) access code 4506253. The call will also be available through replay on the Educate website through August 4, 2006.

About Educate, Inc.

Educate, Inc., (NASDAQ: EEEE) is a leading pre-K-12 education company delivering supplemental education services and products to students and their families. Educate’s consumer services businesses, including Sylvan Learning, North America’s best-known and most trusted tutoring brand, operates the largest network of tutoring centers, providing supplemental, remedial and enrichment instruction and its Educate Products business delivers educational products including the highly regarded Hooked on Phonics early reading, math and study skills programs. Catapult Learning, its school partnership business unit, is a leading provider of educational services to public and non-public schools. In its 25-year history, Educate has provided trusted, personalized instruction to millions of students improving their academic achievement and helping them experience the joy of learning. More information on Educate, Inc. can be found at www.educate-inc.com.

Forward-looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the development and expansion of the Sylvan Learning franchise system; changes in the relationships among Sylvan Learning and its franchisees; the Company’s ability to effectively manage business growth; increased competition from other educational service providers; changes in laws and government policies and programs; changes in the acceptance of the Company’s services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; the seasonality of operating results; global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in the Company’s filings with the Securities and Exchange Commission, available for viewing on the Company’s website www.educate-inc.com. (To access this information on the Company’s website, click on “Investor Relations” and then “SEC Filings”.) All forward-looking statements are based on information available to the Company on the date of this Release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Kevin E. Shaffer

Educate, Inc.

410/843-8000

Educate, Inc. & Subsidiaries

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2006

	Three Months Ended June 30,				Six Months Ended June 30,
(Dollar amounts in thousands, except per share data)	2006	2005	$ Variance	% Variance	2006	2005	$ Variance	% Variance
Revenues
Franchise Services	$11,379	$13,892	$(2,513)	-18%	$23,045	$26,829	$(3,784)	-14%
Company-Owned centers	54,953	45,483	9,470	21%	101,211	81,821	19,390	24%
European	9,535	8,167	1,368	17%	18,341	16,343	1,998	12%

Total Learning Center	75,867	67,542	8,325	12%	142,597	124,993	17,604	14%

Total Catapult Learning	26,624	25,193	1,431	6%	52,819	50,237	2,582	5%

Total Revenues	102,491	92,735	9,756	11%	195,416	175,230	20,186	12%

Expenses
Learning Center	62,854	48,028	14,826	31%	123,742	94,490	29,252	31%
Catapult Learning	21,503	18,854	2,649	14%	42,991	38,310	4,681	12%

Total Segment Operating Costs (1)	84,357	66,882	17,475	26%	166,733	132,800	33,933	26%

Corporate Expenses (1)	5,172	3,580	1,592	44%	9,806	7,536	2,270	30%

Operating Income	12,962	22,273	(9,311)	-42%	18,877	34,894	(16,017)	-46%

Non-Operating Items
Interest expense, net	(3,013)	(1,843)	(1,170)	63%	(5,572)	(3,601)	(1,971)	55%
Other financing costs	—	(1,506)	1,506	-100%	(1,066)	(1,506)	440	-29%
Foreign exchange gains and other non-operating	(130)	(8)	(122)	N/A	(191)	68	(259)	-381%

Total Non-Operating Items	(3,143)	(3,357)	214	-6%	(6,829)	(5,039)	(1,790)	36%

Income Before Income Taxes	9,819	18,916	(9,097)	-48%	12,048	29,855	(17,807)	-60%
Income Tax Expense	(3,950)	(7,188)	3,238	-45%	(4,819)	(11,345)	6,526	-58%

Income from Continuing Operations	5,869	11,728	(5,859)	-50%	7,229	18,510	(11,281)	-61%

Income (loss) from discontinued operations, net of tax	(1,590)	(1,750)	160	-9%	383	(1,039)	1,422	-137%

Net Income	$4,279	$9,978	$(5,699)	-57%	$7,612	$17,471	$(9,859)	-56%

Weighted Average Shares - Diluted	43,758	44,010	(252)	-1%	43,802	44,016	(214)	0%

Diluted Earnings Per Share	$0.10	$0.23	$(0.13)	-57%	$0.17	$0.40	$(0.23)	-58%
Diluted Earnings Per Share from Continuing Operations	$0.13	$0.27	$(0.14)	-52%	0.17	$0.42	$(0.25)	-60%
Diluted Earnings Per Share from Continuing Operations, as adjusted (2)	$0.13	$0.29	$(0.16)	-55%	$0.18	$0.44	$(0.26)	-59%

Segment Operating Margin
Learning Center	17%	29%	-12%		13%	24%	-11%
Catapult Learning	19%	25%	-6%		19%	24%	-5%

(1)	Segment operating costs and Corporate expenses include share-based compensation expense of $138 and $147, respectively, in three month period ended June 30, 2006; $239 and $235, respectively, in the six month period ended June 30, 2006; $94 and $54, respectively, in the three month period ended June 30, 2005; $188 and $109, respectively, in the six month period ended June 30, 2005. On January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” using the modified prospective transition method.
(2)	Diluted earnings per share from continuing operations, as adjusted, exclude the net of tax effect of other financing costs for the three and six month periods ended June 30, 2006 and 2005. Management believes this non-GAAP financial measure allows for a better comparison of earnings per share (EPS) for the periods presented. See Table 1 for a reconciliation of income from continuing operations, as reported, to income from continuing operations, as adjusted, and the diluted per share amounts.

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Business Metrics

Learning Center Same Territory Revenue Growth (3)	3%	6%	4%	7%

	June 30, 2006	December 31, 2005	June 30, 2005
Number of Territories
Franchise	732	725	735
Company-owned	176	171	144

Total	908	896	879

	June 30, 2006	December 31, 2005	June 30, 2005
Number of Sylvan Learning Centers
Franchise	882	876	889
Company-owned	254	245	214

Total	1,136	1,121	1,103

	June 30, 2006	December 31, 2005
Balance Sheet Data:

Cash and cash equivalents	$13,335	$2,414
Working capital	28,043	8,394
Total assets	492,039	451,888
Long-term debt, less current portion	171,759	160,114

(3)	“Same Territory” amounts include the results of territories for the identical months for each period presented in the comparison, commencing with the 13th full month each territory has been operating. Same territory growth is presented as the aggregate Educate revenue growth (as adjusted for franchise acquisitions) for franchised and company-owned territories during the period. A territory reflects the geographically-specified area where an operator controls rights to provision of services under the Sylvan franchise agreement. Same territory amounts include revenue from additional centers opened in existing territories and online revenues, including NCLB online revenues.

Consolidated Summarized Statements of Operations

	Three Months Ended June 30,				Six Months Ended June 30,
(Dollar amounts in thousands)	2006	2005	$ Variance	% Variance	2006	2005	$ Variance	% Variance
Revenues
Company-Owned Centers	$58,023	$45,395	$12,628	28%	$109,224	$83,712	$25,512	30%
Franchise Services	11,095	12,039	(944)	-8%	21,601	23,126	(1,525)	-7%
Product Sales	6,749	10,108	(3,359)	-33%	11,772	18,155	(6,383)	-35%

Total Learning Center	75,867	67,542	8,325	12%	142,597	124,993	17,604	14%

Total Catapult Learning	26,624	25,193	1,431	6%	52,819	50,237	2,582	5%

Total Revenues	102,491	92,735	9,756	11%	195,416	175,230	20,186	12%

Expenses
Instructional and franchise operations costs (4)	69,920	53,763	16,157	30%	138,002	106,498	31,504	30%
Marketing and advertising	8,985	7,675	1,310	17%	17,537	15,577	1,960	13%
Cost of goods sold	3,807	4,233	(426)	-10%	7,962	8,149	(187)	-2%
Depreciation and amortization	2,087	1,612	475	29%	4,101	3,387	714	21%
General and administrative expenses (4)	4,730	3,179	1,551	49%	8,937	6,725	2,212	33%

Total costs and expenses	89,529	70,462	19,067	27%	176,539	140,336	36,203	26%

Operating Income	12,962	22,273	(9,311)	-42%	18,877	34,894	(16,017)	-46%

Total Non-Operating Items	(3,143)	(3,357)	214	-6%	(6,829)	(5,039)	(1,790)	36%

Income Before Income Taxes	9,819	18,916	(9,097)	-48%	12,048	29,855	(17,807)	-60%
Income Tax Expense	(3,950)	(7,188)	3,238	-45%	(4,819)	(11,345)	6,526	-58%

Income from Continuing Operations	5,869	11,728	(5,859)	-50%	7,229	18,510	(11,281)	-61%

Income (loss) from discontinued operations, net of tax	(1,590)	(1,750)	160	-9%	383	(1,039)	1,422	-137%

Net Income	$4,279	$9,978	$(5,699)	-57%	$7,612	$17,471	$(9,859)	-56%

(4)	Instructional and franchise operations costs and Corporate expenses include share-based compensation expense of $138 and $147, respectively, in three month period ended June 30, 2006; $239 and $235, respectively, in the six month period ended June 30, 2006; $94 and $54, respectively, in the three month period ended June 30, 2005; $188 and $109, respectively, in the six month period ended June 30, 2005. On January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” using the modified prospective transition method.

	Three Months Ended June 30,				Six Months Ended June 30,
(Dollar amounts in thousands, except per share data)	2006	2005	$ Variance	% Variance	2006	2005	$ Variance	% Variance
Income from Continuing Operations, as reported	$5,869	$11,728	$(5,859)	-50%	$7,229	$18,510	$(11,281)	-61%
Add: Other financing costs (5)	—	1,506	(1,506)	-100%	1,066	1,506	(440)	-29%
Tax impact of items added back above	—	(572)	572	-100%	(426)	(572)	146	-26%

Income from Continuing Operations, as adjusted	$5,869	$12,662	$(6,793)	-54%	$7,869	$19,444	$(11,575)	-60%

Weighted Average Shares - Diluted (2)	43,758	44,010	(252)	-1%	43,802	44,016	(214)	0%

Diluted Earnings Per Share from Continuing Operations, as adjusted (2)	$0.13	$0.29	$(0.16)	-55%	$0.18	$0.44	$(0.26)	-59%

(5)	Other financing costs are debt issuance costs charged to earnings upon the refinancing of debt.

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